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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


Parent
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Tri-County Financial Corporation

                                         Percentage     State of
Subsidiaries                                Owned     Incorporation
------------                             -----------  -------------

Community Bank of Tri-County                 100%        Maryland

Community Mortgage Corporation
  of Tri-County (1)                          100%        Maryland

Tri-County Federal Finance One (1)           100%        Maryland

Tri-County Investment Corporation (1)        100%        Delaware


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(1)  Wholly-owned subsidiary of Community Bank of Tri-County.